EXHIBIT 99(a)
NEWS RELEASE
For Immediate Release
For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Gretchen Dunn, Shareholder Relations — 812-464-9677
INTEGRA BANK REPORTS 4th QUARTER NET INCOME
•	Fourth Quarter Net Income Increases From Third Quarter to $6.9 million, or $0.39 per Diluted Share
•	Solid Loan and Deposit Growth Continues
•	Non-interest Income Increases throughout 2005 due to New Retail Checking Account Growth and Usage
•	Non-interest Expense Declines $0.8 million from Third Quarter
•	Margin Improves 5 Basis Points from Third Quarter
•	Credit Quality Stable
EVANSVILLE, INDIANA – January 30, 2006 – Integra Bank Corporation (Nasdaq: IBNK) today reported 2005 fourth quarter net income of $6.9 million, or $0.39 per diluted share, an increase of $0.2 million and $.01 per diluted share over third quarter 2005 results. Fourth quarter results, as compared to the third quarter, included increases in net interest income and net interest margin and a reduction in non-interest expense.
Fourth quarter 2005 net income and income per diluted share declined $0.2 million and $0.02 per diluted share from fourth quarter 2004 results. An increase in non-interest income of $1.3 million and lower non-interest expenses of $1.0 million were offset by a $1.7 million reduction in net interest income, an increased provision for loan loss of $0.2 million, and increased income tax expense of $0.7 million. The reduction in net interest income was caused by the impact of the flattening of the yield curve as well as the receipt of a $0.8 million interest recovery of a non-accrual loan during the fourth quarter of 2004.
“We are quite pleased with our fourth quarter results. We showed improvement in all areas compared to the third quarter with solid growth in loans, deposits, fee income and margin. Also, our productivity improvement initiatives are creating stronger results as non-interest expenses continued to decrease in the fourth quarter. The fourth quarter results build a strong foundation for 2006,” stated Mike Vea, Chairman, President and CEO.
Returns on assets and equity were 1.00% and 12.38%, respectively, for the fourth quarter of 2005, compared to 0.96% and 11.95% for the third quarter of 2005 and 1.04% and 13.49% for the fourth quarter of 2004.
For the full year of 2005, net income was $27.3 million compared to a loss of $6.6 million in 2004. Diluted earnings per share for 2005 were $1.56 compared to $(0.38) for 2004. The losses in 2004 resulted from the Company’s balance sheet restructuring in the first quarter of 2004, which resulted in $57 million in debt extinguishment expense.
An increase in service charges on deposit accounts of $2.9 million and a reduction of $3.6 million in non-interest expense, excluding the debt extinguishment expense, helped to offset the flattening of the yield curve and the classification of one $14.3 million loan as non-performing.
“The success of our new branches has also contributed to growth in loans, deposits and fee income,” said Vea.

Solid Loan and Deposit Growth
Average loans for the fourth quarter 2005 grew $28 million, or 6.6% on an annualized basis from the third quarter 2005. Commercial and consumer loans continued to show steady growth, and offset a decline in residential mortgage loans. The fourth quarter included an increase of commercial loans of $31 million, driven primarily by commercial real estate loans. Average loans during the fourth quarter 2005 grew $105 million, or 6.5% from the same time period in 2004. This increase occurred despite the second quarter sale of the three Illinois banking centers, which included $14 million in loans and the second quarter sale of approximately $10 million in loans that no longer met the Company’s underwriting criteria.
“The execution of our commercial real estate initiative has enabled us to meet our initial growth and profitability goals in one year less than what we originally forecasted. It has resulted in an improved net interest margin and higher fee income, and along with other market initiatives, has resulted in an improved loan mix between retail and commercial,” added Vea.
Average deposits increased from third quarter levels by $28 million, including $7 million in valuable core deposits. Average deposits for the fourth quarter 2005 were $31 million less than for the same time period in 2004, but were impacted by the sale of the three banking centers, which included $68 million in deposits.
Net Interest Income
The net interest margin on a tax-equivalent basis was 3.39% for the fourth quarter of 2005, a 5 basis point increase from the third quarter of 2005 and a 32 basis point decrease from the fourth quarter of 2004. Fourth quarter 2005 net interest income was fairly stable compared to third quarter 2005, increasing $0.1 million. The majority of the decline from 2004 to 2005 occurred during the first two quarters of 2005.
Net interest income for the quarter declined $1.7 million from the fourth quarter of 2004. This was due primarily to a fourth quarter 2004 interest recovery of $0.8 million on a non-accrual loan, which added 13 basis points to the fourth quarter 2004 margin, and the continued effects of the flat yield curve.
Non-Interest Income
Fourth quarter non-interest income was $8.3 million, which represented increases of $0.3 million from the third quarter of 2005 and $1.3 million from the fourth quarter of 2004. The increase from the third quarter of 2005 was primarily the result of securities losses of $0.5 million taken during the third quarter.
The increase from the year ago quarter was the result of increases of $1.1 million in service charges on deposits, a $0.4 million bank owned life insurance settlement and a $0.2 million increase in debit card income, offset by a reduction in merchant fee income of $0.4 million, which resulted from the first quarter 2005 sale of the merchant portfolio.
The 23.7% increase in year to year service charges on deposit accounts is the result of the successful High Performance Checking initiative.
“The initiative and enthusiasm our employees have shown in implementing the High Performance Checking program has enabled us to almost double our retail checking account openings in 2005, and meet our forecasted goals for growth in service fees. We expect similar growth in 2006,” added Vea.

Non-Interest Expense
Fourth quarter non-interest expense was $18.7 million, which represented decreases of $0.8 million from the third quarter of 2005 and $1.0 million from the fourth quarter of 2004. The decrease from the third quarter of 2005 was due primarily to lower personnel and employee benefit costs of $0.9 million.
The fourth quarter 2004 to fourth quarter 2005 decrease was due primarily to lower personnel and employee benefit costs of $1.1 million and lower merchant processing costs of $0.4 million, offset by increases in postage of $0.4 million related to the High Performance Checking initiative.
Total non-interest expenses for the year declined $60.6 million from 2004, although the 2004 figure included the previously mentioned debt extinguishment expense. A reduction in personnel and employee benefit costs of $3.0 million also contributed to this decrease.
“We continue to focus on controlling and reducing our expense base and improving our efficiency, which will be an ongoing initiative in 2006,” stated Vea.
Credit Quality
Credit quality remained stable during the fourth quarter of 2005. Non-performing assets totaled $25.5 million at December 31, 2005, as compared to $25.6 million at September 30, 2005. Non-performing assets at December 31, 2005 represented a $6.7 million, or 35.7%, increase from December 31, 2004. The increase was due to the $14.3 million non-performing loan added during 2005, which had a balance of $13.9 million at year end 2005. The non-performing loans to total loans ratio was 1.43% and 1.47% at December 31 and September 30, 2005. This compared to a ratio of 1.11% at December 31, 2004, due to the loan discussed above.
Net charge-offs were 17 basis points of average loans in the fourth quarter of 2005, compared with 28 basis points in the third quarter of 2005 and 26 basis points in the fourth quarter of 2004.
Provision expense was $0.5 million for the fourth quarter of 2005, compared to $0.6 million for the third quarter of 2005 and $0.4 million for the fourth quarter of 2004.
The allowance for loan losses to total loans was 1.39% at December 31, 2005 and 1.43% at both September 30, 2005 and December 31, 2004.
Income Taxes
The effective tax rate for the fourth quarter of 2005 was 27.6%, as compared to 20.5% from the first three quarters of 2005. The increase resulted primarily from adjustments made to items included within the Company’s deferred tax asset.
Conference Call
Integra executive management will hold a conference call to discuss the contents of this news release, business highlights and its financial outlook, on Tuesday, January 31, 2006, at 10:00 a.m. CST. The telephone number for the conference call is (800) 559-2403. The conference call also will be available by webcast within the Investor Relations section of the company’s web site, http://www.integrabank.com.
About Integra
Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.7 billion at December 31, 2005, Integra operates 74 banking centers and has 127 Integra ATMs available for its customers at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Moody’s Investors Service has assigned an investment grade rating of Baa2 for Integra Bank’s long term deposits. Additional information may be found at the company’s web site, http://www.integrabank.com.

Safe Harbor
Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the yield curve, the Company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired businesses; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The Company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

Summary Operating Results Data
Here is a summary of Integra Bank Corporation fourth quarter and full year 2005 operating results:
Diluted net income per share of $0.39 for fourth quarter and $1.56 for the year ended December 31, 2005
•	Compared with $0.37, $0.43 and $0.38 for the first, second and third quarters of 2005

•	Compared with $0.41 for fourth quarter 2004

•	Compared with $(0.38) for the year 2004
Return on assets of 1.00% for fourth quarter and 0.99% for year 2005
•	Compared with 0.96% for third quarter 2005

•	Compared with 1.04% for fourth quarter 2004

•	Compared with (0.24)% for year 2004
Return on equity of 12.38% for fourth quarter and 12.62% for year 2005
•	Compared with 11.95% for third quarter 2005

•	Compared with 13.49% for fourth quarter 2004

•	Compared with (3.15)% for year 2004
Net interest margin of 3.39% for fourth quarter and 3.44% for year 2005
•	Compared with 3.34% for third quarter 2005

•	Compared with 3.71% for fourth quarter 2004

•	Compared with 3.52% for year 2004
Allowance for loan losses of $24.4 million or 1.39% of loans at December 31, 2005
•	Compared with $24.6 million or 1.43% at September 30, 2005

•	Compared with $23.8 million or 1.43% at December 31, 2004

•	Equaled 97.4% of non-performing loans at December 31, 2005 compared with 97.8% at September 30, 2005 and 128.3% at December 31, 2004
Non-performing loans of $25.1 million or 1.43% of loans at December 31, 2005
•	Compared with $25.2 million or 1.47% of loans at September 30, 2005

•	Compared with $18.5 million or 1.11% at December 31, 2004
Annualized net charge-off rate of 0.17% for fourth quarter and 0.31% for year 2005
•	Compared with 0.28% for third quarter 2005

•	Compared with 0.26% for fourth quarter 2004

•	Compared with 0.15% for full year 2004

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
ASSETS	2005	2004

Cash and due from banks	$62,643	$71,770
Federal funds sold and other short-term investments	112	64
Loans held for sale (at lower of cost or market value)	522	1,173
Securities available for sale	681,030	801,059
Regulatory stock	33,102	32,975
Loans:
Commercial loans	951,518	871,652
Consumer loans	427,479	390,433
Mortgage loans	371,195	403,239
Less: Allowance for loan losses	(24,392)	(23,794)

Net loans	1,725,800	1,641,530
Premises and equipment	50,106	50,233
Goodwill	44,491	44,839
Other intangible assets	7,765	8,697
Other assets	102,571	104,825

TOTAL ASSETS	$2,708,142	$2,757,165

LIABILITIES
Deposits:
Non-interest-bearing demand	$263,095	$257,963
Savings & interest checking	514,627	597,201
Money market	246,256	222,903
Certificates of deposit and other time deposits	784,525	818,474

Total deposits	1,808,503	1,896,541
Short-term borrowings	399,588	174,933
Long-term borrowings	256,862	457,359
Other liabilities	23,091	19,041

TOTAL LIABILITIES	2,488,044	2,547,874

SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized - None outstanding
Common stock - $1.00 stated value - 29,000 shares authorized	17,465	17,375
Additional paid-in capital	128,604	126,977
Retained earnings	80,622	64,481
Unvested restricted stock	(624)	(578)
Accumulated other comprehensive income (loss)	(5,969)	1,036

TOTAL SHAREHOLDERS’ EQUITY	220,098	209,291

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,708,142	$2,757,165

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005	2004
INTEREST INCOME
Interest and fees on loans and leases	$28,119	$26,608	$25,438	$24,061	$24,468
Interest and dividends on securities	7,970	8,311	8,720	8,945	8,661
Dividends on regulatory stock	385	398	371	374	358
Interest on loans held for sale	36	78	136	105	48
Interest on federal funds sold and other investments	56	22	35	11	37

Total interest income	36,566	35,417	34,700	33,496	33,572

INTEREST EXPENSE
Interest on deposits	10,014	8,889	8,445	7,676	6,971
Interest on short-term borrowings	3,431	3,575	2,610	814	603
Interest on long-term borrowings	2,685	2,625	2,849	3,945	3,846

Total interest expense	16,130	15,089	13,904	12,435	11,420

NET INTEREST INCOME	20,436	20,328	20,796	21,061	22,152
Provision for loan losses	515	558	4,316	375	350

Net interest income after provision for loan losses	19,921	19,770	16,480	20,686	21,802

NON-INTEREST INCOME

Service charges on deposit accounts	4,226	4,162	3,945	3,022	3,155
Trust income	509	475	518	477	498
Other service charges and fees	1,642	1,766	1,708	2,026	1,901
Securities gains (losses)	(4)	(455)	(340)	(733)	(25)
Gain (Loss) on sale of other assets	61	266	6,037	422	(50)
Other	1,844	1,731	1,243	1,330	1,496

Total non-interest income	8,278	7,945	13,111	6,544	6,975

NON-INTEREST EXPENSE

Salaries	7,174	7,389	7,662	7,316	7,506
Commissions and incentives	608	968	1,321	863	967
Other benefits	1,457	1,749	1,727	1,636	1,870
Occupancy	1,888	1,936	1,901	1,881	1,743
Equipment	821	917	923	923	947
Low income housing expense	552	544	568	546	538
Other	6,229	6,021	5,973	6,064	6,185

Total non-interest expense	18,729	19,524	20,075	19,229	19,756

Income before income taxes	9,470	8,191	9,516	8,001	9,021
Income taxes expense	2,616	1,585	2,066	1,612	1,942

NET INCOME	$6,854	$6,606	$7,450	$6,389	$7,079

Earnings per share:
Basic	$0.39	$0.38	$0.43	$0.37	$0.41
Diluted	0.39	0.38	0.43	0.37	0.41

Weighted average shares outstanding:
Basic	17,418	17,400	17,365	17,343	17,337
Diluted	17,480	17,504	17,440	17,414	17,437

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
INTEREST INCOME
Interest and fees on loans and leases	$28,119	$24,468	$104,226	$95,323
Interest and dividends on securities	7,970	8,661	33,946	35,266
Dividends on regulatory stock	385	358	1,528	1,518
Interest on loans held for sale	36	48	355	179
Interest on federal funds sold and other investments	56	37	124	85

Total interest income	36,566	33,572	140,179	132,371

INTEREST EXPENSE
Interest on deposits	10,014	6,971	35,024	25,752
Interest on short-term borrowings	3,431	603	10,430	2,207
Interest on long-term borrowings	2,685	3,846	12,104	19,945

Total interest expense	16,130	11,420	57,558	47,904

NET INTEREST INCOME	20,436	22,152	82,621	84,467
Provision for loan losses	515	350	5,764	1,305

Net interest income after provision for loan losses	19,921	21,802	76,857	83,162

NON-INTEREST INCOME

Service charges on deposit accounts	4,226	3,155	15,355	12,414
Trust income	509	498	1,979	2,025
Other service charges and fees	1,642	1,901	7,142	8,127
Securities gains (losses)	(4)	(25)	(1,532)	4,477
Gain (Loss) on sale of other assets	61	(50)	6,786	1,360
Other	1,844	1,496	6,148	5,204

Total non-interest income	8,278	6,975	35,878	33,607

NON-INTEREST EXPENSE

Salaries	7,174	7,506	29,541	31,014
Commissions and incentives	608	967	3,760	4,323
Other benefits	1,457	1,870	6,569	7,570
Occupancy	1,888	1,743	7,606	6,625
Equipment	821	947	3,584	4,052
Debt prepayment fees	—	—	—	56,998
Low income housing expenses	552	538	2,210	2,193
Other	6,229	6,185	24,287	25,405

Total non-interest expense	18,729	19,756	77,557	138,180

Income (loss) before income taxes	9,470	9,021	35,178	(21,411)
Income taxes expense (benefit)	2,616	1,942	7,879	(14,791)

NET INCOME (LOSS)	$6,854	$7,079	$27,299	$(6,620)

Earnings per share:
Basic	$0.39	$0.41	$1.57	$(0.38)
Diluted	0.39	0.41	1.56	(0.38)

Weighted average shares outstanding:
Basic	17,418	17,337	17,382	17,318
Diluted	17,480	17,437	17,468	17,318

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005	2004
EARNINGS DATA
Net Interest Income (tax-equivalent)	$21,121	$20,886	$21,736	$21,850	$22,910
Net Income	6,854	6,606	7,450	6,389	7,079
Basic Earnings Per Share	0.39	0.38	0.43	0.37	0.41
Diluted Earnings Per Share	0.39	0.38	0.43	0.37	0.41
Dividends Declared	.160	.160	.160	.160	.160
Book Value	12.60	12.55	12.49	11.99	12.05
Tangible Book Value	9.61	9.55	9.47	8.92	8.96

PERFORMANCE RATIOS
Return on Assets	1.00%	0.96%	1.08%	0.94%	1.04%
Return on Equity	12.38	11.95	13.92	12.26	13.49
Net Interest Margin (tax-equivalent)	3.39	3.34	3.45	3.50	3.71
Tier 1 Capital to Risk Assets	11.21	11.08	10.88	10.64	10.52
Capital to Risk Assets	13.15	13.04	12.84	12.58	12.56
Tangible Equity to Tangible Assets	6.32	6.19	6.10	5.74	5.76
Efficiency Ratio	62.90	65.84	68.06	66.16	64.71

AT PERIOD END
Assets	$2,708,142	$2,744,858	$2,756,297	$2,758,999	$2,757,165
Interest-Earning Assets	2,464,958	2,482,749	2,500,742	2,509,525	2,500,595
Commercial Loans	951,518	906,435	890,296	865,928	871,652
Consumer Loans	427,479	426,951	411,205	395,645	390,433
Mortgage Loans	371,195	382,853	395,099	397,798	403,239
Total Loans	1,750,192	1,716,239	1,696,600	1,659,371	1,665,324
Deposits	1,808,503	1,823,891	1,845,010	1,892,844	1,896,541
Valuable Core Deposits (1)	1,023,978	991,248	1,038,677	1,055,804	1,078,067
Interest-Bearing Liabilities	2,201,858	2,241,858	2,271,827	2,283,679	2,270,870
Shareholders’ Equity	220,098	219,158	217,737	208,480	209,291
Unrealized Gains (Losses) on Market Securities (FASB 115)	(5,969)	(2,603)	538	(3,692)	1,036

AVERAGE BALANCES
Assets	$2,726,591	$2,739,496	$2,768,782	$2,751,176	$2,713,627
Interest-Earning Assets (2)	2,470,223	2,480,112	2,508,020	2,496,073	2,454,084
Commercial Loans	918,968	888,017	883,379	856,098	821,419
Consumer Loans	427,857	421,003	404,756	391,814	391,303
Mortgage Loans	376,782	386,418	396,945	401,256	405,691
Total Loans	1,723,607	1,695,438	1,685,080	1,649,168	1,618,413
Deposits	1,851,145	1,822,666	1,900,846	1,908,035	1,881,730
Valuable Core Deposits (1)	1,015,342	1,008,104	1,052,116	1,062,462	1,053,133
Interest-Bearing Liabilities	2,222,681	2,248,754	2,281,783	2,269,409	2,234,207
Shareholders’ Equity	219,574	219,393	214,702	211,318	208,690
Basic Shares	17,418	17,400	17,365	17,343	17,337
Diluted Shares	17,480	17,504	17,440	17,414	17,437
(1) Defined as money market, demand deposit and savings accounts.
(2) Includes securities available for sale at amortized cost.
(3) Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005	2004

ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans (3)	$25,013	$24,895	$29,590	$17,883	$17,971
Loans 90+ Days Past Due	40	269	382	132	576

Non-Performing Loans (3)	25,053	25,164	29,972	18,015	18,547
Other Real Estate Owned	440	422	228	152	243

Non-Performing Assets	$25,493	$25,586	$30,200	$18,167	$18,790

Allowance for Loan Losses:
Beginning Balance	$24,613	$25,247	$23,259	$23,794	$24,577
Provision for Loan Losses	515	558	4,316	375	350
Transfer to reserve for unfunded lending commitments	—	—	—	—	(76)
Recoveries	379	440	409	223	222
Loans Charged Off	(1,115)	(1,632)	(2,737)	(1,133)	(1,279)

Ending Balance	$24,392	$24,613	$25,247	$23,259	$23,794

Ratios:
Allowance for Loan Losses to Loans	1.39%	1.43%	1.49%	1.40%	1.43%
Allowance for Loan Losses to Average Loans	1.42	1.45	1.50	1.41	1.47
Allowance to Non-performing Loans (3)	97.36	97.81	84.24	129.11	128.29
Non-performing Loans to Loans (3)	1.43	1.47	1.77	1.09	1.11
Non-performing Assets to Loans and Other Real Estate Owned (3)	1.46	1.49	1.78	1.09	1.13
Net Charge-Off Ratio	0.17	0.28	0.55	0.22	0.26

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	6.45%	6.21%	6.02%	5.87%	5.98%
Securities	4.87	4.74	4.95	4.80	4.73
Regulatory Stock	4.66	4.82	4.49	4.53	4.33
Other Earning Assets	5.02	5.07	5.17	5.61	3.23

Total Earning Assets	5.97	5.74	5.66	5.51	5.55

Cost of Funds
Interest Bearing Deposits	2.49	2.24	2.05	1.88	1.70
Other Interest Bearing Liabilities	3.81	3.61	3.42	3.11	2.88
Total Interest Bearing Liabilities	2.87	2.65	2.43	2.21	2.02

Total Interest Expense to Earning Assets	2.58	2.40	2.21	2.01	1.84

Net Interest Margin	3.39%	3.34%	3.45%	3.50%	3.71%

(1)	Defined as money market, demand deposit and savings accounts.
(2)	Includes securities available for sale at amortized cost.
(3)	Includes non-performing loans classified as loans held for sale.